UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2019
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2019, Graham Holdings Company held its Annual Meeting of Stockholders. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Directors

The Company’s stockholders elected the ten persons nominated as Directors of the Company as set forth below:

Class A Common Stock Nominees

	For	Withheld	Abstain	Broker Non-Votes
Lee C. Bollinger	964,001	0	0	0
Thomas S. Gayner	964,001	0	0	0
Donald E. Graham	964,001	0	0	0
Jack A. Markell	964,001	0	0	0
Timothy J. O'Shaughnessy	964,001	0	0	0
G. Richard Wagoner, Jr.	964,001	0	0	0
Katharine Weymouth	964,001	0	0	0

Class B Common Stock Nominees

	For	Withheld	Abstain	Broker Non-Votes
Christopher C. Davis	3,213,585	302,795	0	0
Anne M. Mulcahy	3,416,459	99,921	0	0
Larry D. Thompson	3,468,164	48,216	0	0

Proposal 2: Advisory Vote to Approve 2018 Compensation Awarded to Named Executive Officers

The Company’s Class A stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2018, as set forth below:

Class A Common Stock

For	Against	Abstain	Broker Non-Votes
964,001	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company (Registrant)
Date: May 2, 2019	/s/ Nicole Maddrey
(Signature) Nicole Maddrey Senior Vice President, Secretary and General Counsel